Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

Brown & Brown, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Debt	4.200% Notes due 2032	Rule 457	(r)	$600,000,000	99.644%	$597,864,000	.0000927	$55,421.99
Fees to be Paid	Debt	4.950% Notes due 2052	Rule 457	(r)	$600,000,000	98.631%	$591,786,000	.0000927	$54,858.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$1,189,650,000		$110,280.56
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due								$110,280.56